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                                    EXHIBIT A

                       AGREEMENT TO FILE SINGLE STATEMENT


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                       AGREEMENT TO FILE SINGLE STATEMENT

      This agreement is entered into the 27th of January, 2000 by and among Redwood Investors, LLC, a Delaware limited liability company and Arlen Capital, LLC, a California limited liability company.

                                    RECITALS

      A. The parties hereto are aligned in interest regarding the ownership and control of the Shares of Common Stock, $0.01 Par Value of ILM Senior Living, Inc.

      B. The parties desire that a single Schedule 13D be filed on each of their behalf.

      NOW THEREFORE, the parties agree that a single Schedule 13D shall be filed on behalf of each of them by Redwood Investors, LLC, and that all filing costs be payable by Arlen Capital, LLC.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement to file Single Statement as of the day and year first written above.

REDWOOD INVESTORS, LLC                 ARLEN CAPITAL, LLC
a Delaware limited liability           a California limited liability company
company

By its Manager                         By its Manager, Don Augustine
Arlen Capital, LLC
a California limited liability
company

By: /s/ Don Augustine                  By:  /s/ Don Augustine
   ---------------------------              ----------------------------
    Don Augustine, Manager                  Don Augustine, Manager


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